EXHIBIT 10.1

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (“Agreement”) dated May 25, 2011 (“Effective Date”), among Cisco Systems, Inc. (“CSI”), a California corporation with its principal place of business at 170 West Tasman Drive, San Jose, California 95134-1706, Cisco Consumer Products LLC (“Cisco-Linksys”), a California limited liability corporation with its principal place of business at 17401 Armstrong Ave, Irvine, California 92614 (CSI and Cisco-Linksys collectively (“Cisco”)), and Network-1 Security Solutions, Inc. (“Network-1”), Corey Horowitz (“Horowitz”), and CMH Capital Management Corp. (“CMH”).

RECITALS

WHEREAS, Network-1 brought suit against CSI and Cisco-Linksys in a civil action filed February 7, 2008 in the United States District Court for the Eastern District of Texas entitled Network-1 Security Solutions, Inc. vs. Cisco Systems, Inc. et al., Civil Action No. 6:08cv030 (the “Lawsuit”) alleging that CSI and Cisco-Linksys infringe United States Patent No. 6,218,930 (the “Asserted Patent”);

WHEREAS, CSI and Cisco-Linksys filed an Answer and Counterclaims in the Lawsuit alleging, inter alia, that the Asserted Patent is invalid and not infringed;

WHEREAS, the Parties (as defined below) signed a Term Sheet on July 15, 2010 (the “Term Sheet”);

WHEREAS, the Term Sheet contemplated that the Parties would enter into a long form agreement;

WHEREAS, the Parties settled all claims presented in the Lawsuit and all actions or conduct that predated execution of this Agreement, fully, finally and without making any admissions or concessions concerning their respective factual or legal positions;

WHEREAS, Network-1 owns or controls certain patents to which Cisco and its Affiliates desire a license and release from any claims of past infringement, and Company (as defined below) may own or control, now or in the future, certain patents to which Cisco and its Affiliates desire a license and release; and

WHEREAS, Network-1 may desire to obtain and license to third parties patents related to power over Ethernet technology, and potentially obtain certain patents related to power over Ethernet technology from Cisco.

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THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cisco, Network-1, Horowitz, and CMH each on behalf of themselves and their Affiliates, agree as follows:

AGREEMENT

Section 1.                       DEFINITIONS

1.1   “Acquire” or “Acquisition” shall mean (except where such terms are used as part of other defined terms):

(a) If the Entity has voting shares or other voting securities, an acquisition of an Entity in which more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority for such Entity becomes owned or controlled directly or indirectly by another Entity; or

(b) If the Entity does not have voting shares or other voting securities, an acquisition of an Entity in which more than fifty percent (50%) of the ownership interest representing the right to make decisions for such Entity becomes owned or controlled directly or indirectly by another Entity; or

(c) An acquisition of all or substantially all of the assets of an Entity directly or indirectly by another Entity.

1.2           “Adverse Ruling” means a determination as part of any judicial, regulatory or administrative proceeding that:

(a) claims 6 and 9 of the Asserted Patent are not valid;

(b) claims 6 and 9 of the Asserted Patent are unenforceable for any reason that would apply in the same way to Cisco;

(c) Network-1, or any successor to the Asserted Patent, is estopped, enjoined, or otherwise prevented from asserting claims 6 and 9 of the Asserted Patent against Cisco; or

(d) a product or service accused of infringing claim 6 and/or claim 9 of the Asserted Patent:

(i) does not satisfy at least one claim element of each asserted claim of claim 6 or claim 9 of the Asserted Patent for any reason that would apply in the same way to Cisco if claim 6 or claim 9 were being asserted against Cisco;

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(ii) is covered by an implied license to the Asserted Patent that would apply in the same way to Cisco;

(iii) is subject to patent exhaustion that would apply in the same way to Cisco; or

(iv) does not infringe each asserted claim of claim 6 or claim 9 for some other reason that would apply in the same way to Cisco.

The term “Adverse Ruling” additionally shall encompass a re-issue or re-examination proceeding in which: (a) at least claims 6 and 9 of the Asserted Patent are canceled; (b) at least claims 6 and 9 of the Asserted Patent are amended such that a *** or *** would not infringe the claims as amended; or (c) an office action or decision by the Board of Patent Appeals and Interferences that rejects or invalidates at least claims 6 and 9 of the Asserted Patent.  Office actions issued by the Patent Office in a reexamination proceeding that are non-final (i.e., where prosecution before the Patent Office examiner continues) are not “Adverse Rulings.”

1.3   “Affiliate(s)” of a Party shall mean any and all Entities, now or in the future and for so long as the following ownership and control exists, that: (a) own or control, directly or indirectly, the Party; (b) are owned or controlled by, or under common control with, directly or indirectly, the Party; or (c) are owned or controlled, directly or indirectly, by a Parent Company.  For purposes of the preceding sentence, “own or control” shall mean the possession, directly or indirectly, of the power to

(i) direct the management or policies of a corporation or other Entity,

(ii) influence to such an extent as to have the ability to control the management or policy decisions of the corporation or other Entity, or

(iii) cause the direction of the management or policies of a corporation or other Entity,

whether through ownership of voting securities, by contract, or otherwise. With respect to Network-1, Horowitz, and CMH, “Affiliate” specifically includes any Entities for which Network-1, Horowitz, or CMH have the right or power to direct or control the decision making with respect to bringing or maintaining a patent infringement lawsuit.

1.4           “Asserted Patent” means United States Patent No. 6,218,930.

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1.5           “Cisco Authorized Party” shall mean any Entity that is *** or *** authorized by Cisco or its Affiliates to exercise any *** or to *** with respect to a Licensed Product or a ***, including without limitation *** or *** and ***.  An Entity that sells a Third Party Product that operates, is designed to operate, or is advertised to operate with a Licensed Product is not a Cisco Authorized Party with respect to the sale of such Third Party Product.

1.6           *** shall mean:

(a) a *** of Licensed Products; and/or

(b) a *** of *** Licensed Products with ***, if the functionality, structure, or other characteristics of the Licensed Product(s) satisfies, in whole or in part, an *** in a Licensed Patent and the sale, use, or *** of such Licensed Products would, absent this Agreement, constitute

(i) direct infringement of any Licensed Patent,

(ii) contributory infringement of any Licensed Patent (where the determination of infringement in this subsection (ii) shall assume the existence of any necessary knowledge or intent required to constitute contributory infringement, and shall assume that such Licensed Products do not have any substantial non-infringing uses), or

(iii) inducement of infringement of any Licensed Patent (where the determination of infringement in this subsection (iii) shall assume the existence of any necessary knowledge of the Licensed Patents); or

(c) a *** of *** Licensed Products with *** if Cisco or its Affiliates has given a *** to such third party with respect to infringement of third party patent rights arising from the sale or use of such ***.

1.7           “Company” shall mean Network-1 and Horowitz and any of their present or future Affiliates, including without limitation CMH and any of its present and future Affiliates.

1.8           “Entity” shall mean a corporation, association, partnership, business trust, joint venture, limited liability company, proprietorship, unincorporated association, individual or other entity that can exercise independent legal standing.

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1.9           “Excluded Companies” shall mean ***.

1.10           “Expiration Date” shall mean the date on which the Asserted Patent expires.

1.11           “Licensed Patents” shall mean (a) the *** Patents (if acquired by Network-1 pursuant to Section 6 below), (b) the Asserted Patent, (c) any and all classes and types of patents, patent applications, and patent rights recognized anywhere in the world having a filing date or priority date on or before five (5) years from the Effective Date, for which Company owns, has, or acquires, now or in the future, the title or right to enforce or grant licenses, rights, releases, covenants, or immunities, and (d) all patents related to those set forth in categories (a), (b), and (c) and all patents claiming benefit, in whole or in part, of any of their filing dates including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing.

1.12           “Licensed Products” shall mean *** and *** and *** of or provided by (directly or indirectly) Cisco or its Affiliates, including any portions thereof.

1.13           “*** Patents” means U.S. Patent Nos. *** and *** and U.S. Patent Application No. ***, and including all foreign counterparts claiming priority from any of U.S. Patent Nos. *** and *** and U.S. Patent Application No. ***.

1.14           “Parent Company” shall mean any Entity that owns or controls (directly or indirectly) more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a Party.

1.15           “Party” or “Parties” shall mean Cisco, Network-1, Horowitz, and CMH, alone or collectively, as the context indicates.

1.16           “PoE Portfolio” means the Asserted Patent and the *** Patents.

1.17           “PoE Standard” means the Power over Ethernet (PoE) IEEE Standard 802.3 af-2003 and 802.3 at-2009, and any future standard that requires detection of whether a *** can accept remote power from a *** in a manner substantially similar to that required by the PoE IEEE Standard 802.3 af-2003 and 802.3 at-2009.

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1.18           *** shall mean ***.

1.19           *** or *** means any apparatus, device, equipment, or product that receives *** in a PoE system in compliance with the PoE Standard.

1.20           *** or *** means any equipment that supplies power to *** in a PoE system in compliance with the PoE Standard.

1.21           “Program” shall mean a plurality of instructions capable of being interpreted or executed by a product, whether or not such instructions are in a machine-readable form and whether or not such instructions require some processing (such as assembly or compilation) prior to interpretation or execution and whether or not such instructions are implemented in hardware or software.

1.22           *** refers to a *** product made, used, offered for sale, or sold within the United States or imported into the United States prior to the Expiration Date.  As used in this Agreement, *** shall not encompass: (a) any apparatus, device, equipment or product that exclusively uses ***; and (b) any apparatus, device, equipment or product that is used only for (i) Cisco’s internal purposes (e.g., labs, test beds, interoperability testing, customer and product support related purposes), (ii) Cisco’s demonstration for training and marketing purposes, or (iii) Cisco’s distribution to and external use by its Authorized Third Parties for development, interoperability testing, demonstrations, evaluations, beta test, field trials, prototype labs, marketing, training, support, or non-production environment related purposes.

1.23           *** refers to a *** product made, used, offered for sale, or sold within the United States or imported into the United States prior to the Expiration Date.  As used in this Agreement, *** shall not encompass (a) any apparatus, device, equipment or product that exclusively uses *** to ***; and (b) any apparatus, device, equipment or product that is used only for (i) Cisco’s internal purposes (e.g., labs, test beds, interoperability testing, customer and product support related purposes), (ii) Cisco’s demonstration for training and marketing purposes, or (iii) Cisco’s distribution to and external use by its Authorized Third Parties for development, interoperability testing, demonstrations, evaluations, beta test, field trials, prototype labs, marketing, training, support, or non-production environment related purposes.

1.24           *** means *** or *** of *** in a *** not *** for ***.

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1.25           “Term Sheet” means the Term Sheet between the Parties signed on July 15, 2010.

1.26           “Third Party Products” means any products and services that are not Licensed Products.

1.26           “Third Party Licensed Products” means any *** or *** of a third party that is made, used, offered for sale, or sold within the United States or imported into the United States that is covered under a license with respect to the Asserted Patent.

1.27           “Unlicensed Third Party” shall mean any Entity that is not a licensee under all patents in the PoE Portfolio.

Section 2.                       RELEASES

2.1 Company Release.  Network-1, Horowitz, and CMH, on behalf of themselves, and their Affiliates, successors, and assigns, hereby release, acquit and forever discharge Cisco and its Affiliates, and all of their respective current and former predecessors, successors, and all officers, employees, agents, directors, shareholders, and owners of Cisco and its Affiliates, but only to the extent they were acting on behalf or for the benefit of Cisco or its Affiliates, (collectively “Cisco Released Parties”) from any and all actions, causes of action, claims or demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation for known and unknown acts, including without limitation any claim of infringement of patents, that occurred prior to the Effective Date.  For the avoidance of doubt, a third party that (outside of Cisco’s distribution chain) provides to another third party an unlicensed product that is not a Licensed Product *** that may integrate with a Licensed Product *** is not, based on providing such unlicensed product to such other third party and integrating such product with the Licensed Product, acting on behalf of or for the benefit of Cisco.  Network-1, Horowitz, and CMH, on behalf of themselves and their Affiliates, covenant not to sue or threaten to sue (or cooperate with, instruct, or encourage a third party to sue or threaten to sue) any Cisco Released Party on account of any such released claim.

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2.2 ***.  In the event of an *** of an *** other than an *** (“***”) by *** or its ***, then ***, ***, and ***, on behalf of themselves and their Affiliates, successors, and assigns shall *** and *** and ***, and all of ***, but only to the extent they were acting on behalf or for the benefit of such *** or making, using or selling products or services provided by or on behalf of such ***, from any and all *** to the *** date of such ***.  The *** in this paragraph does not extend to any *** that is, from six months prior to an *** (as defined below) and through the ***, in a litigation that *** accuses such *** of ***. “***” means the later of (a) the date on which either *** or its Affiliates announces to the general or investing public that it intends to *** an ***, provided that the *** becomes an *** of *** thereafter without any intervening announcement that the *** has been canceled, or (b) the *** of an ***, if no earlier *** is made.

2.3   Cisco Authorized Parties.  Network-1, Horowitz, and CMH, on behalf of themselves, their Affiliates, successors and assigns, hereby release, acquit, and forever discharge Cisco Authorized Parties and their Affiliates, predecessors, successors, officers, employees, agents, directors, shareholders, owners, users, customers, suppliers, distributors, retailers, (including value-added resellers), manufacturers (including original equipment and device manufacturers), assemblers, replicators, and integrators (collectively “Other Released Parties”) from any and all actions, causes of action, claims or demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation for known and unknown acts for any infringement that occurred prior to the Effective Date of (i) patents by Licensed Products, and (ii) of patents, other than the Asserted Patent, by ***; with respect to such ***, the release does not apply to the extent any infringement claim can be made against Third Party Products without use of or reference to Licensed Products.  Network-1, Horowitz, and CMH, on behalf of themselves and their Affiliates covenant not to sue or threaten to sue (or cooperate with, instruct, or encourage a third party to sue or threaten to sue) any Other Released Parties on account of any such released claim.  For the avoidance of doubt, this Section does not release Other Released Parties from claims based on products that are not Licensed Products.  Notwithstanding the foregoing, the release contained in this Section 2.3 shall not apply to the Excluded Companies.

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2.4   Cisco Release.  Cisco, on behalf of itself, its Affiliates, successors and assigns, hereby releases, acquits and forever discharges Company, and all of their respective current and former predecessors, successors, officers, employees, agents, directors, shareholders, and owners, but only to the extent they were acting on behalf or for the benefit of Company, (collectively “Company Released Parties”) from any and all actions, causes of action, claims or demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation for claims that were or could have been asserted in the Lawsuit.  Cisco, on behalf of itself and its Affiliates, covenants not to sue any Company Released Party on account of any such claim.

2.5   Release of Unknown Claims.  Each release contained in this Agreement extends to claims to which Network-1, Horowitz, CMH, Cisco, and their Affiliates do not know or suspect to exist in their favor, which if known by them, would have materially affected their decision to enter into the releases contained in this Agreement.  Network-1, Horowitz, CMH, and Cisco, on behalf of themselves and their Affiliates, acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which is quoted as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW, OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive their right under Section 1542 as to any unknown claims within the scope of the releases under this Agreement.

2.6 ***.  ***, on behalf of themselves and their Affiliates, *** (or *** a third party to *** or ***) *** or its Affiliates for a *** from the Effective Date (“***”) for ***.  *** shall not *** during this *** and *** shall not *** accrued during this *** in any later proceeding. Any actual or constructive notice of *** of any *** provided by *** to *** or its Affiliates during the *** shall not be deemed received or effective until after the *** .

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2.7   The obligations of the Parties created by this Settlement Agreement are not released by this Section 2.

Section 3.                       DISMISSAL AND PAYMENT

3.1   Dismissal.   As contemplated by the Term Sheet, on August 5, 2010, Network-1 and Cisco filed an Agreed Motion to Dismiss (Docket No. 532).  On August 6, 2010, the Court dismissed the Lawsuit against Cisco (Docket No. 533).

3.2   Payment.  On August 9, 2010, as contemplated by the Term Sheet, Cisco paid Network-1 $26,000,000 (the “Initial Payment”).  This Initial Payment is non-contingent and is not refundable under any circumstances, independent of any events, including any Adverse Ruling, except with respect to those circumstances detailed in Section 6 should Network-1 accept the *** Patents pursuant to Section 6.1.

3.3   Costs and Expenses.  The Parties agree that each Party shall be responsible for its own costs and expenses relating to the Lawsuit (including attorney and expert fees and expenses).

3.4   Payment Instructions.  Cisco shall make all payments to Network-1 in performance of any obligation of Cisco defined in this Agreement in United States Dollars by bank wire as instructed by Network-1.  Network-1 may, in its discretion, provide Cisco with written notice of alternative methods of payment.

3.5   Taxes.  Network-1 will be responsible for any duties, taxes, and/or levies to which it is subject as a result of any payment under this Agreement.

Section 4.                       GRANT OF RIGHTS

4.1   License.  Subject to the terms and conditions contained herein, Network-1, Horowitz, and CMH, on behalf of themselves and their Affiliates, grant to Cisco and its Affiliates a nonexclusive, worldwide, irrevocable, and perpetual license, under all Licensed Patents:

(a) To make (including the right to use any apparatus and practice any method in making), use, sell, offer for sale, lease, export, import, or otherwise dispose of Licensed Products; and/or

(b) To have Licensed Products made or otherwise provided by one or more third parties for the use, sale, offer for sale, lease, exportation, importation, or disposal by Cisco or its Affiliates.

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4.2   Cisco Authorized Parties. Cisco Authorized Parties shall be licensed under the Licensed Patents to make, use, sell, offer for sale, lease, export, import, or otherwise dispose of a Licensed Product.  Cisco Authorized Parties shall be licensed under the Licensed Patents, other than the Asserted Patent, to make, use, sell, offer for sale, lease, export, import, or otherwise dispose of a ***.  For the avoidance of doubt, the license under this Section 4.2 does not apply to Third Party Products to the extent any infringement claim can be made against such Third Party Products without use of or reference to Licensed Products.

4.3   Limitations. To the extent Company has or acquires less than full rights with respect to any Licensed Patents, the license or other rights granted by Company under such Licensed Patents shall be for as much of such terms as, and to the maximum extent that Company has the right to grant.

4.4   Third Party Lawsuits. To the extent that Company owns or controls a patent that, in the absence of a grant of licenses or other rights under such patent to a third party by Company, would otherwise qualify as a Licensed Patent, Company covenants not to sue or threaten to sue (or cooperate with, instruct, or encourage a third party to sue or threaten to sue) Cisco, its Affiliates, or Cisco Authorized Parties for infringement of such patent but only to the same extent that such parties would have been licensed or released under this Agreement had Company not granted licenses, releases, covenants, or other rights to the third party.

4.5 ***.  If an *** ceases to be an *** after the Effective Date ***, any licenses, rights, covenants, releases and other immunities provided to the *** under this Agreement shall continue for the life of the Licensed Patents provided, however, that the *** complies with its obligations under this Agreement, including the obligation to pay applicable royalties.  If ***, any licenses, rights, covenants, releases and other immunities provided under this Agreement shall continue for the life of the Licensed Patents with respect to such *** and all future *** and new *** directly derived from such ***, provided, however, that the *** such *** complies with its obligations under this Agreement, including the obligation to pay applicable royalties.  Applicable royalties in this section refer to the royalties based on the schedule set forth in Section 5.1 below, and are to be paid according to the terms set forth in Section 5.3 below.  For the avoidance of doubt, any Entity that *** a *** does not obtain a release under this Section 4.5 for any products that such Entity made, used, sold, or offered for sale prior to *** of the ***.

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Section 5.                       ROYALTY

5.1   Royalty.  Cisco agrees to pay Network-1, for each *** on a *** or *** sold in the United States by Cisco or its Affiliates to a third party on or after January 1, 2011 and ending on the Expiration Date, a royalty as set forth below (the “Royalty Rates”).  Subject to the other terms of this Agreement and potential extinguishment of royalty obligations as set forth in this Agreement, each year beginning in 2011, Cisco shall pay Network-1 quarterly royalties per *** sold in the United States according to the following schedule.

Cumulative Total *** Sold In a Calendar Year	Royalty per ***
***	$***
***	$***
***	$***
***	$***
***	$***

For example, if Cisco sells *** in a given year, Cisco shall pay Network-1:

              *** x $***
+           *** x $***
+           *** x $***
+           *** x $***
______________________
= ***.

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5.2   Royalty Cap.  The royalty due under Section 5.1 does not have a minimum total dollar value, but the total royalty payable to Network-1 under Section 5.1 on an annual basis shall not exceed a “Royalty Cap” (that is, the total paid by Cisco and its Affiliates under Section 5.1 for any calendar year shall not exceed the Royalty Cap).  The Royalty Cap shall be $8,000,000 per calendar year for calendar year 2011 through and including calendar year 2015, $9,000,000 per calendar year for calendar year 2016 through and including calendar year 2019, and for calendar year 2020, $9,000,000 multiplied by the percentage of the year 2020 that the Asserted Patent is effective.  Notwithstanding the foregoing, the Royalty Cap shall be subject to adjustment in accordance with Section 6.4 should Network-1 accept the *** Patents pursuant to Section 6.1.

5.3   Royalty Payments.  Beginning in calendar year 2011 and ending on the Expiration Date, Cisco shall make quarterly royalty payments to Network-1 (up to the Royalty Cap in aggregate for the year) within forty-five (45) days after the end of each quarter for each *** sold in the United States during the quarter according to the Royalty Rates.  Cisco will provide to Network-1 a report within thirty (30) days after the end of each calendar quarter, substantially in the form below, showing the quantity of *** subject to royalty shipped in the previous quarter.

CISCO SYSTEMS
<YEAR>
<QUARTER(S)>

Cisco Product ID	*** Sold	Royalty
Xxxxx	0	$0.0
Xxxxx (returned)	0	$0.0
Xxxxx (net ***)	0	$0.00
Yyyyy	0	$0.0
Yyyy (returned)	0	$0.0
Yyyy (net ***)	0	$0.0
TOTALS:

	TOTAL PAYMENT:	$0.0

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5.4   Cisco Authorized Parties.  If Network-1 or any successor of rights in the Asserted Patent (an “Asserter”), sues or threatens to sue (or instructs or affirmatively encourages a third party to sue or threaten to sue) any Cisco Authorized Party for infringement of the Asserted Patent by Licensed Products and/or *** (collectively referred to as an “Assertion”), then (i) no further royalty payments shall be due under Section 5.1, (ii) Network-1 and any successor of rights in the Asserted Patent agrees to indemnify and hold Cisco and its Affiliates harmless from any and all actions, causes of action, claims or demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or loss arising out of such Assertion, (iii) Network-1 and any successor of rights in the Asserted Patent shall release and hereby do release Cisco Authorized Parties for infringement of the Asserted Patent by Licensed Products and/or ***, and (iv) Cisco Authorized Parties shall be licensed under the Asserted Patent, to make, use, sell, offer for sale, lease, export, import, or otherwise dispose of a ***.  Notwithstanding the foregoing, with respect to ***, (i) through (iv) of the preceding sentence does not apply to the extent any infringement claim can be made against Third Party Products without use of or reference to Licensed Products.  Notwithstanding the foregoing, if an Asserter unknowingly pursues an Assertion and cures such Assertion within thirty (30) days of receiving notice from Cisco, then subsections (i) through (iv) of the preceding sentence will not apply to such Assertion.

5.5   Most Favored Royalty Rate.

(a) Network-1 represents and warrants that the Royalty Rates set forth above in Section 5.1 are lower than any royalty rate granted to or in effect for any other Entity with a license or similar right to the Asserted Patent as of the Effective Date (“Pre-existing License”).  A royalty rate in a Pre-existing License is lower than the Royalty Rates set forth in Section 5.1 of this Agreement if Cisco and its Affiliates would have paid less in royalties to Network-1 under the royalty rate(s) and structure set forth in the Pre-existing License than Cisco and its Affiliates would have paid to Network-1 under the Royalty Rates set forth in Section 5.1 of this Agreement based on sales of *** and *** by Cisco or its Affiliates during any comparable one-year period of time.  For example, if Cisco and its Affiliates, based on their sales of *** and ***, would have paid Network-1 (i) $7,000,000 as an aggregate payment for the one-year period prior to the Effective Date calculated using the Royalty Rates set forth in Section 5.1, and (ii) $5,000,000 as an aggregate payment for that same one-year period calculated using the royalty rate(s) and structure set forth in a Pre-existing License, the royalty rate in the Pre-existing License would be lower than the Royalty Rates set forth in Section 5.1 of this Agreement.  For purposes of this Section 5.5, the following agreements shall not be considered a Pre-existing License or an Other License (defined below): (i) the *** agreement (and subsequent amendment) between *** and *** in which *** purchased *** patents (including ***), and (ii) the *** Agreement in which *** and *** cross-licensed the rights to each other’s patents.

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(b) If Network-1, or any successor to the Asserted Patent, grants or has granted a license or similar right to the Asserted Patent to any other Entity, including any Preexisting License, with a lower royalty rate (the “Other License”), then Cisco shall be entitled to obtain the benefit of such lower royalty rate as of the effective date of the Other License if Cisco agrees in writing to the material terms of the Other License.  A royalty rate in an Other License is a lower royalty rate if Cisco and its Affiliates would have paid less in royalties to Network-1 under the royalty rate(s) and structure set forth in the Other License than Cisco and its Affiliates would have paid to Network-1 under the Royalty Rates set forth in Section 5.1 of this Agreement based on sales of *** and *** by Cisco or its Affiliates during any comparable one-year period of time.  For example, with respect to an Other License with an effective date after the Effective Date of this Agreement, if Cisco and its Affiliates, based on their sales of *** and *** during the one-year period prior to the effective date of the Other License, would have paid Network-1 (i) $7,000,000 as an aggregate payment for that one-year period calculated using the Royalty Rates set forth in Section 5.1, and (ii) $5,000,000 as an aggregate payment for that one-year period calculated using the royalty rate(s) and structure set forth in an Other License, the royalty rate in the Other License would be lower than the Royalty Rates set forth in Section 5.1 of this Agreement.  Any license with an Excluded Company or other Entity for which the payment is only a *** may not be considered as an Other License; any license with an Excluded Company or other Entity for which the payment terms are on a *** basis in whole or in part may be considered an Other License.  Notwithstanding the preceding sentence, any license that is agreed to with an Entity that is structured to include *** based on the *** but is restructured into a *** may be considered an Other License where the royalty rate is deemed to be the *** agreed to as the license was originally structured.

(c) Should a lower royalty rate be discovered as the result of an audit under Section 5.7 and Cisco agrees in writing to the other material terms of the Other License, then Cisco shall offset any difference between (i) the payments actually made by Cisco under Section 5.1 of this Agreement, and (ii) the payments that Cisco would have made to Network-1 under the terms of the Other License from the effective date of the Other License to the date that the lower royalty rate is discovered, *** (the “Difference”), against the quarterly payment made by Cisco following the discovery of the lower royalty rate.  If the quarterly payment following the discovery of the lower royalty rate is not sufficient to offset the Difference, Network-1 shall, within thirty (30) days of receiving the royalty report corresponding to that quarterly payment, pay Cisco the difference between the Difference and the amount of the offset deducted from quarterly payment.  If a lower royalty rate is discovered after the Expiration Date, Network-1 shall pay Cisco the Difference within thirty (30) days after the conclusion of the audit.  Cisco shall not receive the benefit of any lower royalty rate for any period prior to the effective date of the Other License.

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(d) Network-1 shall reimburse Cisco for the reasonable cost of any audit if (a) the audit finds that a royalty rate granted to or in effect for another Entity in an Other License is more than 10% less than the Royalty Rates set forth in Section 5.1, and (b) Cisco agrees to the material terms of the Other License.

(e) Network-1, or any successor to the Asserted Patent, shall, within thirty (30) days of entering into an agreement that grants a license or similar right to the Asserted Patent, provide Cisco with all material financial terms of such agreement, provided that Cisco first agrees in writing to maintain such financial terms in confidence.

5.6 Audit by Network-1.  Cisco shall maintain for a period of *** after the end of the Cisco fiscal year to which they pertain, *** and *** of the Licensed Products manufactured and sold by Cisco or its Affiliates to the extent necessary to calculate Cisco's royalty obligations hereunder.  Upon reasonable prior notice, Network-1 will have the right, exercisable not more than ***, to appoint an independent accounting firm or other agent reasonably acceptable to Cisco, at Network-1’s expense, to examine such *** and *** directly pertaining to the Licensed Products.  Such audit shall be for the sole purpose of verifying the royalties due by Cisco to Network-1 herein.  The audit shall not cover any period earlier than two years from the date of the audit request from Network-1. The audit shall be conducted during Cisco’s normal business hours and subject to execution of Cisco’s standard confidentiality agreement by the accounting firm or agent provided, however, that execution of such agreement will not preclude such auditor from reporting its results to Network-1.  In the event such audit discloses an overpayment or underpayment of royalties due hereunder, the appropriate Party will promptly remit the amounts due to the other Party; provided, however, that any such payment shall be limited to the amount of such overpayment or underpayment.  Cisco shall reimburse Network-1 for the reasonable cost of any audit if the audit discloses an underpayment greater than *** for the audited period.

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5.7 Audit by Cisco.  Network-1 shall maintain, for a period of *** after the end of each calendar year to which they pertain, books and records regarding licensing of the Asserted Patent, including other license agreements and royalty reports adequate to accurately determine the material terms and conditions of any other licenses of the Asserted Patent.  Upon reasonable prior notice, Cisco will have the right, exercisable not more than ***, to appoint an independent accounting firm or other agent reasonably acceptable to Network-1, at Cisco’s expense, to examine such books and records.  Audits under this Section 5.7 may be used by Cisco for verification and enforcement of the provisions of this Section 5 and, if Network-1 takes ownership of the *** Patents, for verification and enforcement of the provisions of Section 6.  The auditor shall enter into an appropriate nondisclosure agreement with Network-1 and any necessary third parties, provided, however, that execution of such agreement will not preclude such auditor from reporting its results to Cisco.  In the event such audit discloses an overpayment or underpayment of amounts due hereunder, the appropriate Party will promptly remit the amounts due to the other Party; provided, however, that any such payment shall be limited to the amount of such overpayment or underpayment.  Network-1 shall reimburse Cisco for the reasonable cost of any audit if the audit discloses an overpayment greater than *** for the audited period.

5.8 Returns; Third Party Licensed Products.  Only one royalty will be paid for the sale of any given Licensed Product subject to royalty in this Agreement.  Royalties for sales of Licensed Products shall be net of returns, including without limitation returns for warranty defects and stock rotation, but only to the extent (a) Cisco credits or refunds the customer returning Licensed Products an amount equal to or greater than fifty percent (50%) of the amount originally invoiced for the Licensed Products, and (b) the Licensed Products were initially sold after the Effective Date.  Cisco will not owe any royalty payment for Third Party Licensed Products sold by Cisco or under Cisco’s brand.  Cisco shall be entitled to credit for returns of Licensed Products for which royalties were paid.  At the discretion of Cisco, credit will be offset against or deducted from royalties due to Network-1 or will be refunded to Cisco within forty-five (45) days of request.

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5.9   Adverse Ruling.  Subject to the exceptions set forth below in this Section 5.9, no further royalties shall be due under Section 5.1 in the event of any Adverse Ruling.  Network-1 shall provide Cisco with written notice of any Adverse Ruling as soon as reasonably practicable.  In the event that an Adverse Ruling is overturned (such that no Adverse Ruling remains), including by way of a ruling of the United States Court of Appeals for the Federal Circuit, or other higher court of competent jurisdiction (an “Overturned Adverse Ruling”), Cisco’s obligations to pay royalties will be reinstated and Cisco shall owe the royalties that would have been paid but for such Adverse Ruling ***.  For any Overturned Adverse Ruling, if appeals or other proceedings remain such that the Adverse Ruling may be reinstated, then Cisco shall pay any royalty amounts due under this Agreement into escrow, and any escrowed royalties shall be released to Network-1 only upon final confirmation of the Overturned Adverse Ruling after exhaustion of all opportunities for appeal or review.  If such Adverse Ruling later is reinstated by a subsequent competent appellate, judicial, or administrative body, then no further royalties shall be due under Section 5.1 and any royalties paid by Cisco into escrow shall be retained by Cisco unless and until such ruling reinstating the Adverse Ruling is overturned by a subsequent competent appellate, judicial, or administrative body, in which case Cisco shall pay any royalty amounts due with interest as set forth above.  If the Parties disagree as to the effect an Adverse Ruling has on Cisco’s obligation to pay royalties under this Agreement, the Parties may submit the issue of whether the Adverse Ruling would be applicable to Cisco’s products to a mutually agreed upon mediator for mediation followed, if necessary, by a one day binding arbitration before an arbitration panel pursuant to the rules of JAMS.  In the event that Cisco’s royalty obligations under Section 5.1 are terminated under this Section 5.9, all licenses, covenants, releases, and other rights granted by Company under this Agreement shall remain in full force and effect.

5.10   Limitations on Challenges.  Cisco agrees not directly to challenge or affirmatively encourage others to challenge the validity or infringement of the Asserted Patent; provided, however, that Cisco and its Affiliates may assert any and all defenses (including challenges to validity and infringement) in any action asserting any claims of the Asserted Patent against Cisco, its Affiliates, or Cisco Authorized Parties based on alleged infringement of Licensed Products or ***.

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Section 6.                       POE PORTFOLIO

6.1   *** Patents.  For the 90 days after July 15, 2010 (the “Diligence Period”), Network-1 shall conduct due diligence on the *** Patents.  Cisco shall cooperate with Network-1 in obtaining permission for Network-1 to review any relevant *** agreements subject to suitable confidentiality provisions.  On or before the last day of the Diligence Period, Network-1 shall in writing either confirm or decline to accept the *** Patents.  If Network-1 confirms to accept the *** Patents, then Cisco will cause the *** Patents to be assigned to Network-1, subject to Cisco retaining a fully paid up and irrevocable license to the *** Patents of the full scope as granted in Section 4 of this Agreement, and the provisions of Sections 6.2, 6.3, 6.4, 6.5, and 6.6 shall be effective.  If Network-1 declines to accept the *** Patents, then the provisions of Sections 6.2, 6.3, 6.4, 6.5, and 6.6 shall not be effective but all other provisions of this Agreement shall remain in full force and effect.

6.2   Network-1 Licensing Efforts.  After the Diligence Period, Network-1 shall use good faith efforts to license the PoE Portfolio to Unlicensed Third Parties.  In the event that Network-1 or its successor to the PoE Portfolio fails to use good faith efforts to license the PoE Portfolio to Unlicensed Third Parties during the term of this Agreement, no further royalty payments shall be due from Cisco under Section 5.1, but all licenses and rights granted by Network-1 under this Agreement shall remain in full force and effect.

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6.3   PoE Licensing Reports.  Within forty-five (45) days of the conclusion of each calendar year starting with 2010 and continuing during the term of any of the patents in the PoE Portfolio, Network-1 shall provide a report to Cisco indicating licensing activity with respect to the PoE Portfolio during that year and indicating the net dollar amount of any payments, royalties, or fees (less reasonable expenses, which may include reasonable costs and fees, including reasonable attorneys’ fees, associated with litigation, other than the Lawsuit, involving any patents in the PoE Portfolio) received by Company during that year based on all licenses granted to any of the patents in the PoE Portfolio (“PoE Licensing Revenue”).  PoE Licensing Revenue shall exclude any royalties received by Company that Company can show, based on written documentation, to result solely from licensing of the Asserted Patent and that in no way flow or result from Company’s rights in the *** Patents.  Such reports shall indicate the manner of calculating the PoE Licensing Revenue, including the gross revenue, expenses deducted, and any deductions for licensing revenue attributable solely to the Asserted Patent along with written documentation for such deductions.  Such reports shall also identify any new licensees under any of the patents in the PoE Portfolio and any new or revised licenses involving rights in any of the patents in the PoE Portfolio.  In calculating PoE Licensing Revenue, Network-1 shall not deduct any fees, costs, or expenses associated with the Lawsuit.  PoE Licensing Revenue shall include any payments, royalties, or fees received from defendants in the Lawsuit.

6.4   Royalty Cap Reduction.  For each calendar year beginning with calendar year 2011 and continuing through the year following expiration or termination of the Asserted Patent, the Royalty Cap shall be reduced by thirty-five percent (35%) of PoE Licensing Revenue received during the immediately preceding calendar year.  If in any year the calculation of the adjusted Royalty Cap would result in a negative Royalty Cap, Network-1 shall reimburse to Cisco the amount by which the Royalty Cap would be negative.  Alternatively, if Cisco’s obligation to pay royalties under Section 5.1 is terminated prior to the Expiration Date, Network-1 shall reimburse to Cisco thirty-five percent (35%) of PoE Licensing Revenue received after the date that Cisco’s royalty obligation terminated.  Network-1 shall have no obligation to reimburse Cisco under this Section 6.4 for PoE Licensing Revenue that becomes owed to Network-1 after the later of (a) the Expiration Date and (b) the date the last royalty payment under Section 5.1 is received from Cisco.  In no event shall Network-1 reimburse Cisco more than the Initial Payment in aggregate reimbursements under this Section 6.4 (reimbursements shall not include reductions to the Royalty Cap).  Network-1 shall make reimbursement payments to Cisco within forty-five (45) days after the end of each calendar year (provided that a reimbursement is due).

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6.5   Network-1 Records.  Network-1 agrees to keep books and records regarding licensing of the PoE Portfolio, including other license agreements and royalty reports adequate to accurately determine the material terms and conditions of any other licenses of the Asserted Patent or other patents included in the PoE Portfolio.  Network-1 shall retain such books and records for at least two (2) years after the delivery of any royalty report to which such records pertain.

6.6   Effect of Transfer.  Network-1 agrees that any assignment or transfer of rights in any of the patents in the PoE Portfolio to any other Entity (“PoE Portfolio Assignee”) shall be subject to such PoE Portfolio Assignee assuming all obligations with respect to such PoE Portfolio patents, including the obligations set forth in this Section 6.  If Network-1 retains any rights in any of the patents in the PoE Portfolio, then all obligations in this Section 6 shall apply to both Network-1 and the PoE Portfolio Assignee.

Section 7.                       TERM AND TERMINATION

7.1   Term.  The term of the licenses granted under this Agreement shall be from the Effective Date until the last of the Licensed Patents expire.  Other than as provided for in Section 7.2, the Parties to this Agreement may terminate this Agreement only by mutual written agreement.  Except for Section 2.6, all other provisions in this Agreement including, but not limited to, the releases, immunities and covenants not to sue shall continue in perpetuity.

7.2   Termination for Breach.  If Company materially breaches the Agreement and does not cure within thirty (30) days, then no further payments will be due from Cisco under Section 5.1 and all licenses granted by Company under this Agreement become fully paid-up, royalty-free, and irrevocable.  If the Parties cannot agree whether Company has materially breached, the issue will be determined by Judge *** in a private session.

7.3   Breach of Confidentiality.  Without regard to whether other breaches may be material, the Parties agree that a violation by Company of Section 9 of this Agreement shall be a material breach of this Agreement that cannot be cured.  If the Parties cannot agree whether a breach of Section 9 of this Agreement has occurred, the issue will be determined by Judge *** in a private session.

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7.4   Dissolution.  If Network-1 or any successor to rights in the Licensed Patents files for bankruptcy or insolvency, seeks reorganization of its business under any law relating to bankruptcy or insolvency, appoints a receiver for all or substantially all of its property, makes an assignment for the benefit of creditors, or institutes any proceedings for the liquidation, dissolution, or winding up of the business or termination of its corporate charter, then no further payments will be due from Cisco under Section 5.1 and all licenses granted by Company under this Agreement become fully paid-up, royalty-free, and irrevocable.

Section 8.                       REPRESENTATIONS AND WARRANTIES

8.1   Authority.  Network-1, Horowitz, CMH, and Cisco, on behalf of themselves and their Affiliates, represent and warrant that the individuals signing this Agreement have full authority or authorization to execute this Agreement for, and on behalf of, and to bind Network-1, Horowitz, CMH, Cisco, and their respective Affiliates, and that, when signed, this Agreement will be binding and enforceable according to its terms.

8.2   No Conflicts. Network-1, Horowitz, CMH, and Cisco, on behalf of themselves and their Affiliates, represent and warrant that neither them, nor any of their Affiliates, have entered into any other agreement in conflict with the provisions contained in this Agreement.

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8.3   Right and Title.  Network-1 represents and warrants to Cisco that, with the exception of the *** Patents, as of the Effective Date: (a)  Network-1  owns all rights, title, and interest in and to the Licensed Patents, and that no other third party owns any right to recover for infringement of or to assert any rights in the Licensed Patents; (b) Network-1 has the right to grant the licenses, rights, releases, covenants, and immunities of the full scope set forth in this Agreement with respect to all Licensed Patents; (c) Network-1 has not granted and will not grant any licenses or other rights, under the Licensed Patents or otherwise, that would conflict with or prevent the licenses and rights granted to Cisco hereunder; (d) there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent or impair the full and complete exercise of the terms of this Agreement; and (e) there are no patents or patent applications or foreign counterparts related to the Asserted Patent, nor does Company own any patent or patent application claiming or disclosing any PoE technology except the Asserted Patent.  Company agrees to indemnify and hold Cisco harmless from any claim brought by a third party asserting rights in the Licensed Patents.  Company shall not grant or assign any rights under the Licensed Patents, unless such grants or assignments either (a) do not affect the rights granted in this Agreement, or (b) if they do affect the rights granted in this Agreement, are made subject to the rights granted in this Agreement.

8.4           No Patent Circumvention.  Network-1, Horowitz, and CMH, on behalf of themselves and their Affiliates, represent and warrant that they have not entered into any transaction since the filing date of the Lawsuit, where an objective of Company was to remove any patents, patent applications, or patent rights from the definition of Licensed Patents.  Network-1, Horowitz, and CMH, on behalf of themselves and their Affiliates, represent and warrant that there has been no transfer of any patents or patent rights by Company to any third party since the filing date of the Lawsuit and that all patents or patent rights owned or controlled by Company as of the filing date of the Lawsuit are included in the definition of Licensed Patents.

8.5   Control of Patents.  Network-1 hereby represents and warrants to Cisco that, as of the Effective Date, Network-1 does not have any Parent Company.

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8.6   U.S. *** Sales.  Cisco represents and warrants that, in its reasonable estimation, the total number of *** that Cisco will sell in the United States in calendar year 2010 will be approximately ***.

8.7   DISCLAIMER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.  EACH PARTY AND ITS AFFILIATES EXPRESSLY DISCLAIM ANY WARRANTIES OF VALIDITY, ENFORCEABILITY, SCOPE, PERFECTION OR DOMINANCE OF THE LICENSED PATENTS.

Section 9.                       CONFIDENTIALITY

9.1   Nondisclosure.  Except as provided in Sections 9.2 and 9.3, each Party, on behalf of itself and its Affiliates, agrees not to disclose this Agreement, the terms or conditions contained herein, information exchanged between Cisco and Network-1 during settlement discussions regarding the Lawsuit, the Term Sheet, the terms and conditions contained in that Term Sheet, or information relating to this Agreement (collectively “Confidential Information”) to any third party (other than its Affiliates) without the prior written consent of the other Party.

9.2   Exceptions.  A Party or its Affiliates may disclose Confidential Information only:

(a) Any information set forth in the single press release, dated July 19, 2010, regarding the settlement between the Parties, the content of which was approved by the Parties, can be disclosed by either Party;

(b) By Cisco, on a confidential basis and only with respect to non-monetary terms, to advise its actual or potential Cisco Authorized Parties that they are licensed under the Licensed Patents and the extent to which they are licensed;

(c) If required by court order, governmental agency or as otherwise may be required by law, provided the Party required to disclose gives the other Party written notice at least ten (10) days prior to disclosure to enable the other Party to seek a protective order, and reasonable steps are taken by the disclosing Party to maintain the confidentiality of the Confidential Information;

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(d) If required to enforce rights under this Agreement, and reasonable steps are taken by the disclosing Party to maintain the confidentiality of the Confidential Information;

(e) To the extent reasonably necessary, on a confidential basis, to: (i) its accountants, attorneys, and financial advisors; (ii) its present or future providers of venture capital and/or potential investors in or acquirers of such Party; (iii) any governmental body having jurisdiction and calling therefore; (iv) legal counsel representing a Party or representing an Entity proposing to merge with or acquire the Party or one of its Affiliates; (v) a Party’s insurer; or (vi) third parties in connection with financing or potential Acquisition activities; provided that, in the situations described in (ii) through (vi), such Party exercises reasonable efforts, consistent with industry norms, to obligate such third parties to maintain the confidentiality of the Confidential Information; or

(f) By Network-1 (or its successor), on a confidential basis and only with respect to non-monetary terms, to parties negotiating a potential license with Network-1 for the Asserted Patent or have licensed the Asserted Patent.

9.3   Disclosure Requirements.  Network-1 believed and believes, based on advice of counsel, that in order to comply with its obligations under the securities laws, in addition to issuing the mutually agreed upon July 19, 2010 press release regarding the settlement, Network-1 was required  to file with the SEC a Form 8-K (that was filed on  July 20, 2010) and included a copy of the Term Sheet as an exhibit (“Initial 8-K”), and will also be required  to file with the SEC an additional Form 8-K following the execution of this Agreement including filing this Agreement as an exhibit to the Form 8-K (“Second 8-K”).  Network-1 agrees that, except as otherwise required by applicable SEC disclosure rules, Network-1 will only disclose the amount of the payment received from Cisco under this Agreement in the aggregate with payments received from third parties (unless Network-1 has received payments only from Cisco during the relevant reporting period).  As was the case with respect to the initial Form 8-K, with respect to the Second 8-K, Network-1 agrees to seek confidential treatment under SEC rules of certain provisions (as the Parties mutually agree in good faith) of the Agreement.    Nothing in this Agreement shall preclude Network-1 from complying with its disclosure obligations under applicable securities laws.

Section 10.                       ASSIGNMENT

10.1   No Assignment.  Except as otherwise provided for in this Agreement, neither Party shall assign or delegate this Agreement in whole or in part, or any of the licenses, rights, covenants, immunities, releases, or duties under this Agreement, by agreement, merger, reorganization, sale of all or substantially all of its assets, operation of law or otherwise, including in connection with the insolvency or bankruptcy of the Party, without the prior written consent of the other Party.  Notwithstanding the foregoing, the Parties may (a) assign their rights and delegate their duties under this Agreement to any of their Affiliates, and (b) assign their rights and delegate their duties to (i) an acquirer of all or substantially all of the equity or assets of their business to which this Agreement relates or (ii) the surviving Entity in any merger, consolidation, equity exchange, or reorganization of their business to which this Agreement relates.

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10.2   Assignment of Patents.  Company may assign or grant any exclusive right under any of its Licensed Patents but only provided that such assignment or grant is made subject to the terms, including all licenses, rights, covenants, immunities, releases, and duties, of this Agreement.   Immediately prior to any such assignment or grant, Company: (a) agrees to grant and hereby does grant a license to Cisco Authorized Third Parties under the Licensed Patents to make, use, sell, offer for sale, lease, export, import, or otherwise dispose of a Licensed Product and/or a ***; and (b) agrees to release, acquit, and forever discharge, and hereby does release, acquit, and forever discharge, Other Released Parties from any and all actions, causes of action, claims or demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation for known and unknown acts for any infringement of patents by Licensed Products and/or *** that occurred prior to any such assignment or grant.  For the avoidance of doubt, the license grant and release in the preceding sentence does not apply to Third Party Products to the extent any infringement claim can be made against such Third Party Products without use of or reference to Licensed Products.  The mere assignment of a Licensed Patent to an assignee does not transform such assignee into an Affiliate.

10.3   Noncompliance.  Any assignment failing to comply with the terms and conditions of this Agreement shall be null and void.

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10.4   Acquisition of Network-1.  Notwithstanding any provision in this Agreement to the contrary, if Network-1 or any rights in any Licensed Patents are acquired by a third party Entity, the third party Entity is subject to the terms, including all licenses, rights, covenants, immunities, releases, obligations, and duties of this Agreement.  For any such assignment or acquisition to be effective, (a) Network-1 must provide Cisco written notice at least thirty (30) days after to such assignment or acquisition, with such written notice identifying the rights to be assigned or acquired and the identity of the third party Entity acquiring those rights; and (b) such third party Entity must agree in writing, prior to any such assignment or acquisition, to be bound by all terms of this Agreement.  Subject to the next sentence, this Agreement shall not provide for or govern any licenses, rights, covenants, immunities, or releases with respect to any rights, patents, or other intellectual property that any Entity Acquiring Network-1 (i) owned prior to the time of the Acquisition, or (ii) acquired after such Acquisition, other than with respect to the Licensed Patents owned or acquired by Network-1 prior to such Acquisition.  Notwithstanding the foregoing sentence, an Entity (and any Affiliates of such Entity immediately prior to the consummation of any such Acquisition) shall not be a Network-1 Acquirer if: (a) such Entity results from a reorganization or restructuring of Network-1; or (b) such Entity, directly or indirectly, Acquires Network-1 in any transaction or series of related transactions where a purpose of such transactions is to impair rights granted to Cisco and its Affiliates under this Agreement.  Notwithstanding any other provision to the contrary and subject to prior written approval of Cisco (such approval not to be unreasonably withheld), Network-1 shall have the right to assign the payments due from Cisco under this Agreement to a third party.

Section 11.                       MISCELLANEOUS

11.1   No Admission.  Neither the negotiation, execution, nor performance of this Agreement or the Term Sheet, or anything contained therein, constitutes an admission by Cisco or its Affiliates or Cisco Authorized Parties of liability, infringement or validity of the Asserted Patent.

11.2   Other Rights.  Nothing contained in this Agreement shall be construed as limiting the rights that the Parties or their Affiliates have outside the scope of the licenses, covenants, immunities, and releases granted hereunder, or contractually restricting the right of either Party or any of its Affiliates to make, have made, use, lease, license, sell, offer for sale, import, distribute or otherwise dispose of any particular product, including products not herein subject to the licenses, releases, immunities or covenants.

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11.3   Other Intellectual Property.  Except for the potential assignment of the *** Patents, nothing contained in this Agreement shall be construed as conferring any right or license to or to otherwise use any copyright, patent, patent application, trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to Cisco, Cisco Authorized Parties, or their Affiliates.

11.4   Notices.  Notices and other communications shall be sent by facsimile (with confirmation of transmission), or by express courier (with tracking capabilities and costs prepaid) to the following addressees and addresses (or such other addressee and address as shall be designated by a Party in writing) and shall be effective upon delivery.  However, if a Party provides incorrect contact information or fails to update its contact information, notice shall be deemed effective as of the date that the other Party attempted to provide notice to all of the most recent contact addresses specified.

For Company: Name: Corey M. Horowitz Title: Chairman and CEO Address: 445 Park Avenue, Suite 1018 New York, NY 10022 Fax: (212) 829-5771	For Cisco: Neal Rubin Vice President, Litigation Cisco Systems, Inc. 170 W. Tasman Drive San Jose, CA 95134 United States of America
And copy to: Sean Luner Dovel & Luner 201 Santa Monica Blvd, Suite 600 Santa Monica, CA 90401 e-mail: sean@dovellaw.com	And a copy to: General Counsel Cisco Systems, Inc. 170 West Tasman Drive San Jose, CA 95134 United States of America

11.5 Publicity and Use of Name.  Subject to the exceptions in Sections 9.2 and 9.3, neither Party, nor any of its Affiliates, shall, without the prior written consent of the other Party, refer to this Agreement or any of its provisions in any statements to the press or public.  Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or otherwise any trademark, trade name or names or any contraction, abbreviation or simulation thereof, of either Party or its Affiliates.

11.6 Condition of Binding Agreement; Amendments.  This Agreement shall not be binding upon the Parties or their Affiliates until it has been signed below by or on behalf of each Party.  No amendment or modification hereof shall be valid or binding upon the Parties or their Affiliates unless made in writing and signed as aforesaid, except that either Party may amend its address by written notice to the other Party.

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11.7   Severability.  If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.  However, if the intent of the Parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

11.8   Choice of Law.  This Agreement shall be construed, and the legal relations between the Parties shall be determined, in accordance with the federal law of the United States and the laws of the state of New York, USA, without regard to any conflict of law provisions thereof, as such law applies to contracts signed between residents of New York and fully performed in New York.

11.9   Remedies and Attorney Fees.  The remedy for breach of this Agreement shall be limited to damages and/or injunctive relief, as appropriate, for breach of contract and shall not include remedies for patent infringement.  The prevailing Party in any dispute arising under this Agreement shall be awarded reasonable attorney fees and costs, in addition to any other relief to which such Party may be entitled.

11.10   No Liability.  IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER THEORY) FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OPPORTUNITIES OR SAVINGS, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS LICENSE AGREEMENT.

11.11   Circumvention of the Agreement.  The Parties agree not to act through or in conjunction with third parties to circumvent or frustrate the purposes of this Agreement, and further agree not to structure future transactions where the effect of such transaction is to limit the licenses, rights, releases, covenants, or immunities provided for under this Agreement.

11.12   Bankruptcy.  The Parties acknowledge and agree that the Licensed Patents are “intellectual property” as defined in section 101(35A) of the United States Bankruptcy Code (the “Code”), as the same may be amended from time to time, that have been licensed hereunder in a contemporaneous exchange for value.  Company acknowledges that if Company, as a debtor in possession or a trustee in bankruptcy in a case under the Code, rejects this Agreement, Cisco may elect to retain its rights under this Agreement as provided in section 365(n) of the Code.  Upon written request from Cisco to Company or the bankruptcy trustee of Company’s election to proceed under section 365(n), Company or the bankruptcy trustee shall comply in all respects with section 365(n), including, without limitation, by not interfering with the rights of Cisco as provided by this Agreement.

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11.13   Interpretation.  The headings and designated sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  All uses of “include” or “including” shall not be limiting.  The Parties participated jointly in the negotiation of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring the Parties by virtue of the authorship of any of the provisions of this Agreement.

11.14   Integration.  This Agreement contains the entire and only understanding between the Parties and their Affiliates with respect to the subject matter hereof and supersedes any prior or collateral agreements, negotiations and communications in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either Party or its Affiliates.

11.15   No Joint Venture.  Nothing herein shall be deemed to constitute the Parties or their Affiliates as joint venturers, partners or agents of each other.  Neither Party nor its Affiliates shall be liable for any debts, accounts, obligations or other liabilities of the other Party or its Affiliates.  Neither Party nor its Affiliates is authorized to incur any debts or other obligations of any kind on the part of or as agent for the other, except as may be specifically authorized in writing.

11.16   Waiver.  No relaxation, forbearance, delay or negligence by any Party in enforcing any of the terms and conditions of this Agreement, or the granting of time by any Party to another, shall operate as a waiver or prejudice, affect or restrict the rights, powers or remedies of any Party.

11.17   Counterparts and Facsimile.  This Agreement may be executed on facsimile or scanned copies in two counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

11.18   Dispute Resolution.  Unless otherwise provided for in this Agreement, all disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows.  First, both Parties shall meet to attempt to resolve such disputes.  If the Parties cannot resolve the disputes, either Party may make a written demand for formal dispute resolution.  Within sixty (60) days after such written demand, the Parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation.  If an alternative method of dispute resolution is not agreed upon within sixty (60) days after the one-day mediation, either Party may begin litigation proceedings.

11.19           Successors and Permitted Assigns.  This Agreement is binding upon and inures to the benefit of the Parties, their successors and permitted assigns

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives as of the Effective Date set forth above:

CISCO SYSTEMS, INC.	NETWORK-1 SECURITY SOLUTIONS, INC.

By: /s/ Ned Hooper	By: /s/ Corey M. Horowitz

Name: Ned Hooper	Name: Corey M. Horowitz

Title: SVP, Chief Strategy Officer	Title: CEO

CISCO CONSUMER PRODUCTS LLC	CMH CAPITAL MANAGEMENT CORP.

By: /s/ Ned Hooper	By: /s/ Corey M. Horowitz

Name:Ned Hooper	Name: Corey M. Horowitz

Title: GM	Title: President

COREY HOROWITZ

By: /s/ Corey M. Horowitz

CONFIDENTIAL